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                                                                    Exhibit 23.2



April 17, 1997



Sylvan Learning Systems, Inc.
1000 Lancaster St.
Baltimore, MD 21202

Gentlemen:

We consent to the reference in the Joint Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4 of our name as financial advisor to National Education Corporation and to the reference to and inclusion in as an Annex to the Joint Proxy Statement/Prospectus of our financial opinion.

By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

BZW
A division of Barclays Bank PLC

/s/ Richard J. Adubato
--------------------------
By:  Richard J. Adubato
     Director